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                                                                    Exhibit 23.1

                             Consent of Appraiser
                             --------------------

This Firm prepared valuation appraisals during the period of June 1999 through October 1999 for the following properties for Windsor Park Properties 3, A California Limited Partnership ("Windsor 3"):

1. The manufactured home community located at 3559 Cossell Road in Indianapolis, Indiana known as Ponderosa.

2 The manufactured home community located at 9919 Highway 78 in Ladson, South Carolina known as The Pines.

3. The manufactured home community located at 3400 South Greeley Highway in Cheyenne, Wyoming known as Big Country Estates.

4 The manufactured home community located at 1508 Dickerson Pike in Nashville, Tennessee known as Shady Hills.

5. The manufactured home community located at 1341 Dickerson Pike in Nashville, Tennessee known as Trailmont.

6. The manufactured home community located at 3800 South Tomahawk Road in Apache Junction, Arizona known as Apache East.

7. The manufactured home community located at 3405 South Tomahawk Road in Apache Junction, Arizona known as Denali Park Estates.

8. The manufactured home community located at 10321 Main Street in Thonotosassa, Florida known as Harmony Ranch.

A description of such appraisals (the "Appraisals") is included in the Consent Solicitation Statement of Windsor 3 to be filed on or about November 19, 1999 (the "Consent Solicitation Statement"), a copy of which Consent Solicitation Statement has been supplied to and reviewed by this Firm.

This Firm hereby:

     (i) consents to the inclusion of the Appraisals (with or without exhibits) in the Consent Solicitation Statement and related Schedule 14A of Windsor 3 (the "Schedule 14A") and related Transaction Statement on Schedule 13e-3 (the "Schedule 13E-3"), as an appendix or otherwise, in any form (whether in paper or digital format, including any electronic media);

     (ii) consents to Windsor 3's inclusion of descriptions of the Appraisals and this Firm in the Consent Solicitation Statement, Schedule 14A and Schedule 13E-3;

     (iii) consents to the naming of our Firm as an expert under the caption "Experts" in such Consent Solicitation Statement, Schedule 14A and Schedule 13E-3 and the filing of this Consent as an Exhibit to the Schedule 14A and Schedule 13E-3; and
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     (iv) consents to the photocopying and transmittal of copies of the
Appraisals, or excerpts thereof, to any or all limited partners of the Partnership and such other parties as Windsor 3 deems appropriate.


Date: November 15, 1999                  WHITCOMB REAL ESTATE


                                         By: /s/ John Whitcomb
                                             ---------------------------
                                         Name:  John Whitcomb
                                         Title: Owner